UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2017

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On May 4, 2017, Bank of Commerce Holdings (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as the representative of the underwriters listed on Schedule I thereto (collectively, the “Underwriters”), to issue and sell 2,380,953 shares of the Company’s common stock, no par value per share (the “Common Stock”), plus an additional 357,143 shares subject to the Underwriters’ over-allotment option, at a public offering price of $10.50 per share in an underwritten public offering (the “Offering”). The underwriting discount was $0.63 per share sold in the Offering. The Underwriters have subsequently exercised the over-allotment option in full. The net proceeds of the Offering, after underwriting discounts and estimated expenses, and with exercise of the Underwriters’ over-allotment option, will be approximately $26.8 million.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not factual information to investors about the Company or its subsidiary bank. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 of this report.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock in the Offering have been registered under the Securities Act of 1933, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-216926) declared effective by the Securities and Exchange Commission on April 7, 2017 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated May 8, 2017.

Item 8.01     Other Events.

On May 10, 2017, the Company completed the sale of 2,738,096 shares of its Common Stock at a public offering price of $10.50 per share, including 357,143 shares which were sold to the Underwriters pursuant to the exercise of their over-allotment option in full. The net proceeds of the Offering totaled approximately $26.8 million, after deducting the underwriting discount as well as estimated Offering expenses payable by the Company.

On May 10, 2017, the Company issued a press release announcing the closing of the Offering. A copy of that press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

1.1	Underwriting Agreement, dated May 4, 2017, by and between Bank of Commerce Holdings and Raymond James & Associates, Inc., as representative of the Underwriters

5.1	Opinion of Boutin Jones Inc.

23.1	Consent of Boutin Jones Inc. (included in the opinion filed as Exhibit 5.1)

99.1	Press release dated May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017	BANK OF COMMERCE HOLDINGS

	By:	/s/ Randall S. Eslick
Randall S. Eslick
President and Chief Executive Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 4, 2017, by and between Bank of Commerce Holdings and Raymond James & Associates, Inc., as representative of the Underwriters

5.1	Opinion of Boutin Jones Inc.

23.1	Consent of Boutin Jones Inc. (included in the opinion filed as Exhibit 5.1)

99.1	Press release dated May 10, 2017

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